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Contact: Bill Loughman
         Chief Financial Officer
         404-525-7272


                           AIRGATE PCS, INC. ANNOUNCES
       PROPOSED FIRST PRIORITY SENIOR SECURED FLOATING RATE NOTES OFFERING


ATLANTA (September 30, 2004) - AirGate PCS, Inc. (Nasdaq:PCSA), a PCS Affiliate of Sprint, today announced today that it intends to offer, subject to market and other conditions, $175,000,000 in aggregate principal amount of first priority senior secured floating rate notes due 2011. The notes will be secured on a first priority basis by liens on substantially all of AirGate's assets, with certain exceptions, and will be guaranteed on a senior secured basis by each of its subsidiaries.

The notes are being offered (i) in the United States, to qualified institutional buyers as defined in Rule 144A under the Securities Act and (ii) outside the United States, to persons who are not U.S. persons, as defined in Regulation S under the Securities Act, in offshore transactions in reliance on Regulation S. The interest rate, offering price, ultimate aggregate principal amount and other terms of the notes are to be determined by negotiations between the Company and the initial purchasers of the notes.

AirGate plans to use the proceeds of the offering to repay and terminate its $134.4 million senior credit facility, to redeem its $1.8 million remaining 13 1/2% Senior Subordinated Discount Notes due 2009 and for general corporate purposes. This press release does not constitute a redemption notice with respect to the 13 1/2% Senior Subordinated Discount Notes due 2009.

This press release shall not constitute an offer of securities for sale in the United States. The securities will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

About AirGate PCS
AirGate PCS, Inc. is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in territories within three states located in the Southeastern United States. The territories include over 7.4 million residents in key markets such as Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; and Asheville, Wilmington and the Outer Banks of North Carolina.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the wireless industry, the recapitalization plan, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.


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
AirGate Announces Proposed First Priority Senior Secured Floating
Rate Notes Offering
Page 2
September 30, 2004


Factors that could cause actual results to differ include: our dependence on the success of Sprint's wireless business; the competitiveness and impact of Sprint wireless pricing plans and PCS products and services; intense competition in the wireless market and the unsettled nature of the wireless market; the potential to experience a continued high rate of subscriber turnover; the ability of Sprint to provide back office billing, subscriber care and other services and the quality and costs of such services or, alternatively, our ability to outsource all or a portion of these services at acceptable costs and the quality of such services; subscriber credit quality; the ability to successfully leverage 3G products and services; inaccuracies in financial information provided by Sprint; new charges and fees, or increased charges and fees, imposed by Sprint; the impact and outcome of disputes with Sprint; our ability to predict future customer growth, as well as other key operating metrics; the impact of spending cuts on network quality, customer retention and customer growth; rates of penetration in the wireless industry; our significant level of indebtedness and debt covenant requirements; the impact and outcome of legal proceedings between other PCS Affiliates of Sprint and Sprint; the potential need for additional sources of capital and liquidity; risks related to our ability to compete with larger, more established businesses; anticipated future losses; rapid technological and market change; the impact of wireless local number portability; an adequate supply of subscriber equipment; the current economic slowdown; and the volatility of AirGate PCS' stock price.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this news release, please refer to AirGate PCS' filings with the SEC, especially in the "risk factors" section of AirGate PCS' Form 10-K/A for the fiscal year ended September 30, 2003, and in subsequent filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

                                      -END-